UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AgriFORCE Growing Systems Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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AgriFORCE Annual Meeting Access

Hereinbelow is information on how to participate as an audience member in the AgriFORCE Annual Meeting. The meeting webpage link below allows access to the meeting as a guest (just enter name and email) and the virtual meeting will stream on the page itself. The meeting webpage will be active just before the meeting time. Alternatively, the below telephone access can be used to listen to the meeting via a telephone.

Meeting:

AgriFORCE Growing Systems Ltd. 2024 Annual Meeting

Meeting Date and Time:

Monday, November 25, 2024, 11:00 a.m. Pacific Time (PST)

Meeting webpage (information, webcast, telephone access and replay):

https://www.cstproxy.com/agriforcegs/am2024

Telephone access (listen-only):

Within the U.S. and Canada:

1 800-450-7155 (toll-free)

Outside of the U.S. and Canada:

+1 857-999-9155 (standard rates apply)

Telephone passcode:

3619401#

Fractional Shares on Reverse Split shall be Cashed Out

Upon shareholder approval of matter number 3, the reverse split proposal, fractional shares will be cashed out instead of rounded up. No fractional shares will be issued in connection with the Reverse Stock Split, if implemented. Our transfer agent, Continental Stock Transfer & Trust Company, will aggregate all fractional shares of our Common Stock and sell them as soon as practicable after the Effective Date at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share of our Common Stock as a result of the Reverse Stock Split. We expect that our transfer agent will conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of our Common Stock (the “Aggregated Fractional Shares”). After the completion of such sale, stockholders of record who otherwise would be entitled to receive fractional shares (i.e., stockholders that hold a number of pre-Reverse Stock Split Shares of Common Stock not evenly divisible by the final ratio determined by the Board) will instead receive their respective pro rata share of the total proceeds of that sale (the “Total Sale Proceeds”). These stockholders will be entitled to a cash payment (without interest), in lieu of any fractional shares, in an amount equal to: (a) their respective fractional share interest, multiplied by (b) a share price equal to (i) the Total Sale Proceeds, divided by (ii) the Aggregated Fractional Shares.